UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported) February 14, 2006
____________________________
PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7832 (Commission File Number)	75-1729843 (IRS Employer Identification No.)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
     Pier 1 Imports, Inc. (the “Company”) entered into a Purchase Agreement dated February 8, 2006 under which it agreed to sell $150 million aggregate principal amount of its 6.375% convertible senior notes due 2036 (the “Notes”) to the initial purchaser named in the Purchase Agreement (the “Initial Purchaser”) and up to $15 million aggregate principal amount of Notes to cover over-allotments, if any. On February 13, 2006, the Initial Purchaser exercised its option to purchase $15 million aggregate principal amount of Notes. The net proceeds from the offering (including proceeds from the over-allotment amount), after deducting the Initial Purchaser’s discount and the estimated offering expenses payable by the Company, were approximately $160 million. A copy of the Purchase Agreement is filed as Exhibit 99.1 to this Report.
     The closing of the sale of the Notes occurred on February 14, 2006. The Notes, the subsidiary guarantees and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement.
     The Notes are governed by an Indenture, dated February 14, 2006, between the Company, the Subsidiary Guarantors parties thereto and JPMorgan Chase Bank, National Association, as Trustee. A copy of the Indenture and form of Note are filed as Exhibit 4.1 and 4.2, respectively, to this Report.
     The Notes will be convertible into cash and, if applicable, shares of the Company’s common stock based on an initial conversion rate, subject to adjustment, of 65.8328 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $15.19 per share). Conversion is allowed only under the following circumstances: (1) if the last reported sales price of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on such last trading date; (2) if the Company has called the Notes for redemption; or (3) upon the occurrence of certain fundamental changes, as set forth in the Indenture. Upon conversion of a Note, a holder will receive cash and shares of the Company’s common stock, if any, based on a daily conversion value, as described in the Indenture, calculated on a proportionate basis for each day of the 25 trading-day cash settlement averaging period. A holder will receive cash in lieu of any fractional shares of the Company’s common stock.
     The Notes will bear interest at a rate of 6.375% per year until February 15, 2011 and at a rate of 6.125% per year thereafter on the principal amount of the Notes, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2006.
     The Notes will mature on February 15, 2036. The Company may redeem the Notes at its option on or after February 15, 2011 at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to but excluding, the redemption date.
     Furthermore, the holders of the Notes may require the Company to purchase all or a portion of their Notes under certain circumstances, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus accrued and unpaid interest, to but excluding, the repurchase date. The Company may be required to repurchase the Notes:
•	on each of February 15, 2011, February 15, 2016, February 15, 2021, February 15, 2026 and February 15, 2031; or

•	if certain fundamental changes occur.

     The Notes will be guaranteed on a senior unsecured basis by the Company’s subsidiary guarantors that are currently parties to its senior credit facility.
     In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated February 14, 2006, with the Initial Purchaser. Under the registration rights agreement, the Company agreed to file within 120 days of the date on which the Notes are first issued a shelf registration statement for resale of the Notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the Notes. The Company is further obligated to use its reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 210 days after the date on which the Notes are first issued. If the Company fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the registration rights agreement is filed as Exhibit 4.3 to this Report.
     In connection with the sale of the Notes, the Company entered into two convertible note hedge transactions with respect to its common stock (the “Purchased Call Options”) with JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) to increase the effective conversion price of the Notes to $17.09.
     The Purchased Call Options are separate contracts entered into by the Company with JPMorgan and are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Copies of the Call Option Transaction Agreements are filed as Exhibits 99.2 and 99.3 to this Report.
     The Purchased Call Options are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Company’s common stock, subject to a cap of $17.09, at the time of exercise is greater than the strike price of the Purchased Call Options, which corresponds to the initial conversion price of the Notes and is as such subject to certain customary adjustments.
     If the market value per share of the Company’s common stock at the time of exercise is above the strike price of the Purchased Call Options, the Purchased Call Options entitle the Company to receive from JPMorgan net shares of the Company’s common stock based on the excess of the then current market price of the Company’s common stock over the strike price of the Purchased Call Options, subject to the $17.09 cap.
     The Notes, the subsidiary guarantees and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 14, 2006, the Company sold $165 million aggregate principal amount of 6.375% convertible senior notes due 2036 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
     The Notes, the subsidiary guarantees and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

     The information provided in Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On February 14, 2006, the Company sold $165 million aggregate principal amount of 6.375% convertible senior notes due 2036 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
     The Notes, the subsidiary guarantees and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     The information provided in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
4.1	Indenture dated February 14, 2006, among Pier 1 Imports, Inc., the Subsidiary Guarantors parties thereto and JPMorgan Chase Bank, National Association

4.2	Form of 6.375% Convertible Senior Note due 2036 (included in Exhibit 4.1)

4.3	Registration Rights Agreement dated February 14, 2006, among Pier 1 Imports, Inc., the Guarantors parties thereto and the Initial Purchaser named therein

99.1	Purchase Agreement dated February 8, 2006, among Pier 1 Imports, Inc., the Guarantors parties thereto and the Initial Purchaser named therein

99.2	Call Option Transaction Agreement dated February 8, 2006, between Pier 1 Imports, Inc. and JPMorgan Chase Bank, National Association, London Branch

99.3	Call Option Transaction Agreement dated February 14, 2006, between Pier 1 Imports, Inc. and JPMorgan Chase Bank, National Association, London Branch

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: February 16, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel

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